EXHIBIT 99(k)

CleanTech Transit Announces an Agreement to Acquire Three Companies to Build Upon Its Commitment to Clean Energy

LAS VEGAS, NV - 07/01/2013 - In its ongoing efforts to advance its strategy of developing significant market share in the alternative clean energy sector, environmental commodities, and environmental finance, CleanTech Transit, Inc. (OTCQB: CLNO) today announced that it has entered into an agreement to acquire Shamrock S Tree Products, LLC, Shamrock S Pollination, Inc., and Shamrock S Trucking, Inc.. (the “Shamrock Group”). The Shamrock Group has worked with Cleantech’s Discovery Carbon subsidiary for the past 2 years as a key affiliate.

CleanTech’s CEO, Billy Barnwell remarked, “As Cleantech continues to increase its worldwide capabilities by building a solid operations foundation, the acquisition of the Shamrock Group demonstrates that commitment. Bringing the Shamrock companies under the Cleantech umbrella consolidates and enhances our pre-existing relationship with them. This strengthens and expands our ability to produce GreenTrees™ as demand for them continues to grow.”

Shamrock S Pollination is a twenty-one year old company world renowned in the pollination business because of its patented bee and universal mating boxes. Shamrock S Tree Products works with Discovery Carbon by producing and growing Discovery’s proprietary GreenTree™ renewable energy product.

Shad E. Sullivan, Chief Executive Officer of each of the Shamrock companies was recently appointed a member of Cleantech’s board of directors. “My family owned businesses are excited to become part of Cleantech,” remarked Mr. Sullivan. “We see great things ahead of us and value the support of the Discovery Carbon and Cleantech team.”

“We intend to develop additional strategic relationships to create and augment multiple revenue streams,” added, Billy Barnwell, Cleantech’s CEO. The acquisition of the Shamrock companies is another step in the direction we are taking to drive long-term shareholder value as Cleantech delivers increasing amounts of its products and services to clients throughout the world.”

About CleanTech Transit, Inc.

CleanTech Transit, through its Discovery Carbon subsidiary, develops emissions offset strategies for companies, municipalities, and countries. Its team members have traveled around the globe, consulting on a wide array of projects that created environmental commodities. From waste to energy projects in Israel, to urban afforestation projects in the central valley of California, its teams' work is intended to reflect in every client's bottom line. Discovery provides funding sources for waste to energy, clean tech, and sustainable energy projects. It owns a proprietary sustainable energy product, the GreenTree™. It also has a carbon offset credits program (www.evocerts.com) it created for individuals and businesses to neutralize their carbon footprints. Discovery promotes Equity for Life™. Discovery Carbon’s website is at www.discoverycarbon.com and Cleantech’s website is at www.cleantechtransit.net. Cleantech’s and Discovery's Number 1 client is the environment!

Safe Harbor Statement

Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as FGBF or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, such statements in this release that describe the company's business strategy, outlook, objectives, plans, intentions, or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include among other things, product price volatility, product demand, market competition, and risk inherent in the operations of a company.

Investor Relations:
Crown Equity Holdings Inc.
Kenneth Bosket
702 448-1543

Billy Barnwell
President/CEO
702 998-3490